Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

•
Delivered second quarter net sales of $212 million on better than expected Hydraulics demand, down 3% compared with prior year period (Hydraulics -3% and Electronics -4%) while up 9%, or $17 million sequentially
•
Expanded gross margin 120 bps sequentially despite tariff headwind compared with first quarter 2025; operating margin expanded 160 bps sequentially from strong cost discipline and improved operating leverage
•
Delivered second quarter diluted EPS of $0.34 and diluted Non-GAAP EPS of $0.59
•
Generated cash from operations in the second quarter of $37 million, highest level of quarterly cash generation since fourth quarter 2019 and second highest in Company history
•
Reduced debt for eighth consecutive quarter, down from prior year period by $67 million, or 13%
•
Improved net debt to adjusted EBITDA leverage ratio to 2.6x compared with 3.0x from prior year period
•
Enhanced capital allocation by initiating the new share repurchase program buying 200,000 shares in 2Q25 at an average price of $32 per share, combined with consistently paying a quarterly dividend for over 28 years
•
Actively managing our portfolio announcing a definitive agreement to sell Custom Fluidpower ("CFP") for approximately $83M AUD, and taking further actions to improve Helios’ operating structure including refocusing our go-to-market strategy on brands and aligning engineering assets with our product portfolio
•
Raising FY25 / establishing 3Q25 outlook; path to full year growth over last year strengthening, while tariffs still create some back half of the year uncertainty; gaining momentum around strategic priorities of customer centricity, product innovation, operational efficiencies, and go-to-market strategy

SARASOTA, FL, August 4, 2025 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology, today reported financial results for the second quarter ended June 28, 2025.

“The Helios team continued to execute on our financial priorities to drive sequential operating leverage, improve our cash conversion cycle, reduce debt, and strengthen our earnings power to be better positioned to capitalize on improving demand trends. We generated a near record level of cash which further improved our already strong free cash flow conversion. We used that cash to strengthen our balance sheet as we continued to reduce debt and also return capital to shareholders through our consistent dividend and opportunistic share repurchase of our common stock,” said Sean Bagan, President, Chief Executive Officer and Chief Financial Officer of Helios.

“Conditions in many of our markets continue to trend more favorably but are not yet fully recovered. In the meantime, we are working hard to make Helios a better business. There are many changes occurring within the Company that are both readily impactful, like the planned divestiture of CFP, as well as changes to our organizational structure and operations that we expect to improve future results. We are simplifying the business by focusing on our core brands and enhancing the product portfolio. These changes help to direct our thinking on resource allocation, and will allow us to leverage our cost structure more efficiently, increase productivity, drive greater innovation and provide a higher overall value proposition for our customers,” he concluded.

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

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Second Quarter 2025 Consolidated Results

	For the Three Months Ended
($ in millions, except per share data) (Unaudited)	June 28, 2025	June 29, 2024	Change		% Change
Net sales	$212.5	$219.9	$(7.4)		(3%)
Gross profit	$67.5	$70.6	$(3.1)		(4%)
Gross margin	31.8%	32.1%	(30)	bps
Operating income	$21.9	$26.0	$(4.1)		(16%)
Operating margin	10.3%	11.8%	(150)	bps
Non-GAAP adjusted operating margin*	15.0%	16.4%	(140)	bps
Net income	$11.4	$13.6	$(2.2)		(16%)
Diluted EPS	$0.34	$0.41	$(0.07)		(17%)
Non-GAAP net income*	$19.5	$21.5	$(2.0)		(9%)
Diluted Non-GAAP EPS*	$0.59	$0.64	$(0.05)		(8%)
Adjusted EBITDA*	$39.5	$44.2	$(4.7)		(11%)
Adjusted EBITDA margin*	18.6%	20.1%	(150)	bps

* Adjusted numbers are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Sales

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Changes in Market Mix: compared with the second quarter of the prior-year period, Electronics segment sales declined 4% with most of the end markets being slightly down with the exception of recreational market which saw greater declines and the industrial market that increased slightly; Hydraulics segment sales were down 3% primarily reflecting the weakness in the industrial and mobile markets.
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By Region: year-over-year sales declined in the Americas -7% and Asia Pacific ("APAC") -2% while Europe, the Middle East and Africa (“EMEA”) increased 5%. Sequentially sales grew in all regions: 24% in EMEA, 12% in APAC, and 1% in the Americas.
•
Other Impacts: foreign currency (FX) translation favorably impacted sales by $1.5 million in the second quarter 2025 compared with the year ago period.

Profits and margins

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Gross profit and margin impacts: gross profit declined 4%, or $3.1 million compared with the year ago period while gross margin contracted 30 basis points driven by lower volume and higher material costs as a percentage of sales, partially offset by lower labor and overhead costs. Sequentially, gross profit increased 13% and gross margin increased 120 bps on higher consolidated sales leverage.
•
Selling, engineering and administrative (“SEA”) expenses: increased $0.6 million, or 2%, compared with the year ago period reflecting higher wages and benefit costs associated with the leadership change within the Electronics segment. Compared with the first quarter of 2025, SEA expenses increased $2.6 million, or 7%, primarily as a result of costs associated with the Electronics leadership change, compensation accruals for higher than expected performance and annual wage adjustments that are assessed each year in this period.

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

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•
Amortization of intangible assets: $8.3 million up 5% compared with the year ago period. The increase was primarily driven by the restructuring of the Helios Center for Engineering Excellence (HCEE) as previously disclosed.

Non-operating items

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Net interest expense: declined $1.5 million in the quarter compared with the year ago period. Interest expense was lower due to carrying a lower debt balance throughout the period and lower interest rates.
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Effective tax rate: second quarter 2025 was 23.8% compared with 23.0% in the corresponding period of 2024. These effective rates vary in accordance with income levels and differing tax rates across the countries where products are sold.

Net income, diluted earnings per share (“EPS”), diluted Non-GAAP EPS, and adjusted EBITDA margin

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GAAP net income: reduced by $2.2 million compared with the year ago period primarily as a result from the 3% decline in sales and the unfavorable gross margin and operating expense changes referenced above. On a per diluted share basis, earnings decreased 17%, or $0.07, to $0.34.
•
Diluted Non-GAAP EPS: decreased $0.05, or 8%, to $0.59 compared with the year ago period.
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Adjusted EBITDA margin: contracted 150 basis points to 18.6% compared with the year ago period reflecting the impact of lower sales and other items referenced above.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Hydraulics	For the Three Months Ended
($ in millions) (Unaudited)	June 28, 2025	June 29, 2024	Change		% Change
Net Sales
Americas	$54.2	$59.5	$(5.3)		(9%)
EMEA	46.1	42.8	3.3		8%
APAC	40.6	43.4	(2.8)		(6%)
Total Segment Sales	$140.9	$145.7	$(4.8)		(3%)
Gross Profit	$46.5	$44.9	$1.6		4%
Gross Margin	33.0%	30.8%	220	bps
SEA Expenses	$21.5	$21.0	$0.5		2%
Operating Income	$25.0	$23.9	$1.1		5%
Operating Margin	17.7%	16.4%	130	bps

Second Quarter 2025 Hydraulics Segment Review

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Sales: declined in the Americas -9% and APAC -6% while growing in EMEA 8%. Consolidated Sales declined 3% compared to last year. Lower Sales were primarily driven by softness in the industrial and mobile end markets. Sales to the agriculture market was relatively flat. FX had a favorable $1.5 million impact on sales compared with the year ago period.
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Gross profit and margin drivers: higher gross profit of $1.6 million and margin expanded 220 basis points primarily due to lower material and direct labor costs partially offset by lost leverage on lower volume and net tariff impacts.

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

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•
Operating income and operating margin: operating income grew 5% with operating margin expanding 130 basis points reflecting the gross margin increase partially offset by higher operating expenses. SEA expenses went up by $0.5 million, mainly due to higher labor and benefit costs. R&D investment increased $0.1 million.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Electronics	For the Three Months Ended
($ in millions) (Unaudited)	June 28, 2025	June 29, 2024	Change		% Change
Net Sales
Americas	$53.7	$57.8	$(4.1)		(7%)
EMEA	8.5	9.0	(0.5)		(6%)
APAC	9.4	7.4	2.0		27%
Total Segment Sales	$71.6	$74.2	$(2.6)		(4%)
Gross Profit	$21.0	$25.7	$(4.7)		(18%)
Gross Margin	29.3%	34.6%	(530)	bps
SEA Expenses	$15.1	$15.4	$(0.3)		(2%)
Operating Income	$5.9	$10.3	$(4.4)		(43%)
Operating Margin	8.2%	13.9%	(570)	bps

Second Quarter 2025 Electronics Segment Review

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Sales: declined in the Americas -7% and EMEA -6% while growing in APAC 27%. Consolidated Sales declined 4% compared to last year. Compared with the year ago period, sales in the industrial end market increased slightly, while sales to the recreational end market decreased. Sales to the mobile end market were relatively flat.
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Gross profit and margin drivers: gross profit declined $4.7 million due to lower volume, higher material costs and higher freight and duties. Freight and duties included a $2.4 million expense related to a product import classification change. Gross margin declined 530 basis points, 195 basis points excluding the freight and duties expense related to the product import classification change.
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Operating income and operating margin: operating income declined $4.4 million compared with the year ago period due to the lower gross margin and higher amortization expense related to the HCEE accelerated intangible amortization as a result of restructuring activities. SEA expenses declined 2%.

Strengthening Cash Flow, Balance Sheet and Financial Flexibility

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Net cash provided by operations: generated $37.0 million in the second quarter 2025, up 10% compared with the year ago period.
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Continued debt reduction: total debt at June 28, 2025 was $436.2 million down 13% from $502.7 million at June 29, 2024.
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Cash and cash equivalents: as of June 28, 2025, were $53.0 million up 20% compared with the year ago period.
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Working capital: lowest cash conversion cycle since the first half of 2022. Inventory increased by 4% from the prior-year period reflecting preparation for sequential sales growth.

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

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Net debt-to-adjusted EBITDA leverage ratio: improved to 2.6x ending second quarter compared with 3.0x at the end of the comparable year ago period. At the end of second quarter 2025, the Company had $358.6 million available on its revolving lines of credit.
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Capital expenditures: were $5.4 million in the second quarter 2025, or 2.5% of sales. This compares with $8.1 million, or 3.7% of sales in the year ago period.
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Share repurchases: repurchased 200,000 shares for $6.5 million at an average price of $32.29.
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Dividends: paid 114th consecutive quarterly cash dividend of $0.09 per share on July 21, 2025, a history of over 28 consecutive years of dividends.

Raising Full Year 2025 / Establishing Third Quarter 2025 Outlook1

Mr. Bagan continued, “We have exceeded our expectations for the first half of 2025 and have clear visibility through the balance of the third quarter. While there is still a degree of uncertainty associated with tariffs and persistent weakness in a number of our end markets, given our first half outperformance and the approaching convergence of orders to sales, we expect to achieve modest growth for the full year of 2025 over last year—even adjusting for the announced CFP divestiture. We have had seven months in a row of growth in our consolidated order book and some markets are showing signs of stabilization. We acknowledge some impacts to margins from tariffs, even as we are proactively implementing our mitigation plans, as well as some unfavorable mix dynamics. We will remain nimble and very close to our customers as we continue to execute on our plans.”

	Previous FY 2025 Outlook (issued 2/24/2025)	New FY 2025 Outlook (issued 8/4/25)	Q3 2025 Outlook (issued 8/4/25)
Total Net Sales	$775 to $825 million	$810 to $830 million	$208 to $215 million
Adjusted EBITDA margin	18.0% to 20.0%	18.5% to 19.5%	19.5% to 20.5%
Diluted Non-GAAP EPS	$2.00 to $2.40	$2.30 to $2.50	$0.60 to $0.68

Webcast

The Company will host a conference call and webcast tomorrow, Tuesday, August 5, 2025, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 1:00 p.m. ET on the day of the call through Tuesday, August 19, 2025. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13754274. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisitions. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

1 Reference "Second Quarter 2025 Earnings Presentation" Slides for details and assumptions

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

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FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios,” the “Company,” "we," "us," or "our"), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, and improving margins, including its intention to develop new products and undertake acquisitions and divestitures; (ii) the effectiveness of creating the Centers of Excellence; (iii) our financial plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the Company’s ability to declare and pay dividends; (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of the cyclical nature of our business; and (viii) the Company's ability to mitigate the impacts of changes in trade policy on our business. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) the Company’s ability to respond to global economic trends and changes in customer demand domestically and internationally, including as a result of standardization and the cyclical nature of our business, which can adversely affect the demand for capital goods; (ii) supply chain disruption and the potential inability to procure goods; (iii) conditions in the capital markets, including the interest rate environment and the continued availability of capital on terms acceptable to us, or at all; (iv) global and regional economic and political conditions, including trade policy, tariffs and other trade barriers, inflation, exchange rates, changes in the cost or availability of energy, transportation, the availability of other necessary supplies and services and recession; (v) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (vi) risks related to health epidemics, pandemics and similar outbreaks, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vii) risks related to our international operations, including potential impacts from the ongoing geopolitical conflicts in Ukraine and the Middle East; (viii) risks relating to our recent and ongoing management transition; (ix) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (x) stakeholders, including regulators, views regarding our environmental, social and governance goals and initiatives, and the impact of factors outside of our control on such goals and initiatives. Further information relating to additional factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2024 filed with the Securities and Exchange Commission (SEC) on February 25, 2025 as well as any subsequent filings with the SEC.

Helios has presented non-GAAP measures including adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, and

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

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adjusted net income per diluted share and sales in constant currency. Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. The determination of the amounts that are excluded from these Non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

This news release also presents forward-looking statements regarding Non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted net income per diluted share. The Company is unable to present a quantitative reconciliation of these forward-looking Non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2025 financial results. These Non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:

Tania Almond

Vice President, Investor Relations and Corporate Communication

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski

Alliance Advisors IR

(716) 843-3908

dpawlowski@allianceadvisors.com

Financial Tables Follow:

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

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HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 28, 2025	June 29, 2024	% Change	June 28, 2025	June 29, 2024	% Change
Net sales	$212.5	$219.9	(3)%	$408.0	$431.9	(6)%
Cost of sales	145.0	149.3	(3)%	280.6	294.1	(5)%
Gross profit	67.5	70.6	(4)%	127.4	137.8	(8)%
Gross margin	31.8%	32.1%		31.2%	31.9%

Selling, engineering and administrative expense	37.3	36.7	2%	71.9	75.7	(5)%
Amortization of intangible assets	8.3	7.9	5%	16.5	15.7	5%
Operating income	21.9	26.0	(16)%	39.0	46.4	(16)%
Operating margin	10.3%	11.8%		9.6%	10.7%

Interest expense, net	7.0	8.5	(18)%	14.4	16.7	(14)%
Foreign currency transaction loss, net	0.5	0.2	150%	0.6	0.5	20%
Other non-operating (income) expense, net	(0.5)	(0.3)	67%	(0.4)	(0.3)	33%
Income before income taxes	14.9	17.6	(15)%	24.4	29.5	(17)%
Income tax provision	3.5	4.0	(12)%	5.8	6.8	(15)%
Net income	$11.4	$13.6	(16)%	$18.6	$22.7	(18)%

Net income per share:
Basic	$0.34	$0.41	(17)%	$0.56	$0.69	(19)%
Diluted	$0.34	$0.41	(17)%	$0.56	$0.68	(18)%

Weighted average shares outstanding:
Basic	33.3	33.2		33.3	33.2
Diluted	33.3	33.3		33.4	33.3

Dividends declared per share	$0.09	$0.09		$0.18	$0.18

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HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

	June 28, 2025	December 28, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$53.0	$44.1
Accounts receivable, net of allowance for credit losses of $2.0 and $2.4	123.7	104.6
Inventories, net	187.2	190.1
Income taxes receivable	9.2	15.1
Other current assets	24.2	30.3
Assets of business held for sale	41.8	-
Total current assets	439.1	384.2
Property, plant and equipment, net	208.2	216.4
Deferred income taxes	2.3	2.1
Goodwill	523.9	498.9
Other intangible assets, net	385.4	384.0
Other assets	22.8	19.8
Total assets	$1,581.7	$1,505.4
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$74.9	$56.7
Accrued compensation and benefits	21.2	24.6
Other accrued expenses and current liabilities	31.2	25.8
Current portion of long-term non-revolving debt, net	24.5	16.0
Dividends payable	3.0	3.0
Income taxes payable	10.6	12.5
Liabilities of business held for sale	9.3	-
Total current liabilities	174.7	138.6
Revolving lines of credit	141.4	147.3
Long-term non-revolving debt, net	267.4	283.2
Deferred income taxes	56.8	41.1
Other noncurrent liabilities	29.7	30.8
Total liabilities	670.0	641.0
Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.001, 2.0 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100.0 shares authorized,
33.4 and 33.3 shares issued and outstanding	-	-
Capital in excess of par value	440.7	437.4
Treasury stock, at cost, 0.2 and 0 shares, respectively	(6.5)	-
Retained earnings	515.2	502.6
Accumulated other comprehensive loss	(37.7)	(75.6)
Total shareholders’ equity	911.7	864.4
Total liabilities and shareholders’ equity	$1,581.7	$1,505.4

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HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	For the Six Months Ended
	June 28, 2025	June 29, 2024
Cash flows from operating activities:
Net income	$18.6	$22.7
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	31.9	31.7
(Gain) loss on disposal of assets	0.1	-
Stock-based compensation expense	2.9	6.7
Amortization of debt issuance costs	0.4	0.7
Benefit for deferred income taxes	(1.4)	(1.3)
Other, net	0.5	0.8
(Increase) decrease in, net of acquisitions:
Accounts receivable	(23.4)	(19.5)
Inventories	(1.7)	6.3
Income taxes receivable	6.5	1.2
Other current assets	2.1	(6.0)
Other assets	(1.3)	3.9
Increase (decrease) in, net of acquisitions:
Accounts payable	21.4	(1.9)
Accrued expenses and other liabilities	4.2	5.2
Income taxes payable	(2.8)	4.0
Other noncurrent liabilities	(2.0)	(2.9)
Net cash provided by operating activities	56.0	51.6
Cash flows from investing activities:
Capital expenditures	(11.5)	(13.6)
Proceeds from dispositions of property, plant and equipment	0.2	0.0
Software development costs	(1.9)	(1.8)
Net cash used in investing activities	(13.2)	(15.4)
Cash flows from financing activities:
Borrowings on revolving credit facilities	20.6	37.1
Repayment of borrowings on revolving credit facilities	(38.4)	(43.6)
Borrowings on long-term non-revolving debt	-	126.8
Repayment of borrowings on long-term non-revolving debt	(7.8)	(138.5)
Proceeds from stock issued	0.9	1.0
Dividends to shareholders	(6.0)	(6.0)
Treasury stock purchases	(6.5)	-
Payment of employee tax withholding on equity award vestings	(0.5)	(2.4)
Other financing activities	(0.8)	(4.1)
Proceeds received upon termination of Cash Flow hedge instruments	-	7.1
Net cash used in financing activities	(38.5)	(22.6)
Effect of exchange rate changes on cash and cash equivalents	4.6	(1.0)
Net increase in cash and cash equivalents	8.9	12.6
Cash and cash equivalents, beginning of period	44.1	32.4
Cash and cash equivalents, end of period	$53.0	$45.0

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

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HELIOS TECHNOLOGIES

SEGMENT DATA

(In millions)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net Sales:
Hydraulics	$140.9	$145.7	$267.3	$288.1
Electronics	71.6	74.2	140.7	143.8
Consolidated	$212.5	$219.9	$408.0	$431.9

Gross profit and margin:
Hydraulics	$46.5	$44.9	$83.9	$89.5
	33.0%	30.8%	31.4%	31.1%
Electronics	21.0	25.7	43.5	48.3
	29.3%	34.6%	30.9%	33.6%
Consolidated	$67.5	$70.6	$127.4	$137.8
	31.8%	32.1%	31.2%	31.9%

Operating income (loss) and margin:
Hydraulics	$25.0	$23.9	$42.5	$45.7
	17.7%	16.4%	15.9%	15.9%
Electronics	5.9	10.3	13.9	17.4
	8.2%	13.9%	9.9%	12.1%
Corporate and other	(9.0)	(8.2)	(17.4)	(16.7)
Consolidated	$21.9	$26.0	$39.0	$46.4
	10.3%	11.8%	9.6%	10.7%

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

August 4, 2025 Page 12 of 17

HELIOS TECHNOLOGIES

Net Sales by Geographic Region and Segment

(In millions)

(Unaudited)

	2025

	Q1	% Change y/y	Q2	% Change y/y	YTD 2025	% Change y/y
Americas:
Hydraulics	$49.9	(11%)	$54.2	(9%)	$104.1	(10%)
Electronics	56.7	(2%)	$53.7	(7%)	$110.4	(5%)
Consol. Americas	106.6	(6%)	107.9	(8%)	214.5	(7%)
% of total	55%		51%		53%
EMEA:
Hydraulics	$37.9	(17%)	$46.1	8%	$84.0	(5%)
Electronics	6.2	(5%)	8.5	(6%)	14.7	(5%)
Consol. EMEA	44.1	(15%)	54.6	5%	98.7	(5%)
% of total	23%		26%		24%
APAC:
Hydraulics	$38.6	(6%)	$40.6	(6%)	$79.2	(6%)
Electronics	6.2	24%	9.4	27%	15.6	26%
Consol. APAC	44.8	(3%)	50.0	(2%)	94.8	(2%)
% of total	23%		23%		23%
Total	$195.5	(8%)	$212.5	(3%)	$408.0	(6%)

	2024

	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	2024	% Change y/y
Americas:
Hydraulics	$55.8	(4%)	$59.5	(2%)	$52.1	(6%)	$51.7	(14%)	$219.1	(7%)
Electronics	58.1	5%	$57.8	(9%)	$50.9	(14%)	$49.1	1%	215.9	(5%)
Consol. Americas	113.9	1%	117.3	(5%)	103.0	(11%)	100.8	(8%)	435.0	(6%)
% of total	54%		53%		53%		56%		54%
EMEA:
Hydraulics	$45.5	(8%)	$42.8	(17%)	$36.7	(5%)	$32.1	(16%)	$157.1	(12%)
Electronics	6.5	(3%)	9.0	29%	6.5	14%	4.7	(19%)	26.7	6%
Consol. EMEA	52.0	(7%)	51.8	(11%)	43.2	(3%)	36.8	(16%)	183.8	(9%)
% of total	25%		24%		22%		21%		23%
APAC:
Hydraulics	$41.1	2%	$43.4	7%	$40.6	8%	$35.9	1%	$161.0	5%
Electronics	5.0	35%	7.4	48%	7.7	79%	6.0	18%	26.1	44%
Consol. APAC	46.1	5%	50.8	12%	48.3	16%	41.9	3%	187.1	9%
% of total	22%		23%		25%		23%		23%
Total	$212.0	(1%)	$219.9	(3%)	$194.5	(3%)	$179.5	(7%)	$805.9	(4%)

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

August 4, 2025 Page 13 of 17

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income & Non-GAAP Adjusted Operating Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended				Twelve Months Ended
	June 28, 2025	Margin	June 29, 2024	Margin	June 28, 2025	Margin	June 29, 2024	Margin	June 28, 2025	Margin
GAAP operating income	$21.9	10.3%	$26.0	11.8%	$39.0	9.6%	$46.4	10.7%	$74.4	9.5%
Acquisition-related amortization of intangible assets	8.3	3.9%	7.9	3.6%	16.5	4.0%	15.7	3.6%	32.3	4.1%
Acquisition and financing-related expenses(A)	0.3	0.2%	0.1	0.0%	0.3	0.1%	0.6	0.1%	0.5	0.1%
Restructuring charges(B)	0.8	0.4%	1.7	0.8%	1.2	0.3%	3.2	0.7%	3.3	0.4%
Officer transition costs	0.4	0.2%	0.3	0.1%	0.5	0.1%	0.5	0.1%	1.8	0.2%
Acquisition integration costs (C)	-	0.0%	-	0.0%	-	0.0%	0.3	0.1%	-	0.0%
Other	-	0.0%	-	0.0%	0.6	0.1%	-	0.0%	1.8	0.2%
Non-GAAP adjusted operating income	$31.8	15.0%	$36.0	16.4%	$58.0	14.2%	$66.7	15.4%	$114.1	14.6%
GAAP operating margin	10.3%		11.8%		9.5%		10.7%		9.5%
Non-GAAP adjusted operating margin	15.0%		16.4%		14.2%		15.4%		14.6%
Net sales	$212.5		$219.9		$408.0		$431.9		$781.9

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

August 4, 2025 Page 14 of 17

Non-GAAP Adjusted EBITDA & Non-GAAP Adjusted EBITDA Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended				Twelve Months Ended
	June 28, 2025	Margin	June 29, 2024	Margin	June 28, 2025	Margin	June 29, 2024	Margin	June 28, 2025	Margin
Net income	$11.4	5.3%	$13.6	6.2%	$18.6	4.6%	$22.7	5.3%	$34.8	4.5%
Interest expense, net	7.0	3.3%	8.5	3.9%	14.4	3.5%	16.7	3.9%	31.5	4.0%
Income tax provision	3.5	1.7%	4.0	1.8%	5.8	1.4%	6.8	1.6%	10.5	1.3%
Depreciation and amortization	15.9	7.5%	16.0	7.3%	31.9	7.8%	31.7	7.3%	64.0	8.2%
EBITDA	37.8	17.8%	42.1	19.1%	70.7	17.3%	77.9	18.0%	140.9	18.0%
Acquisition and financing-related expenses(A)	0.3	0.2%	0.1	0.0%	0.3	0.1%	0.6	0.1%	0.5	0.1%
Restructuring charges(B)	0.8	0.4%	1.7	0.8%	1.2	0.3%	3.2	0.7%	3.3	0.4%
Officer transition costs	0.4	0.2%	0.3	0.1%	0.5	0.1%	0.5	0.1%	1.8	0.2%
Acquisition integration costs (C)	-	0.0%	-	0.0%	-	0.0%	0.3	0.1%	-	0.0%
Change in fair value of contingent consideration	-	0.0%	-	0.0%	-	0.0%	-	0.0%	0.4	0.0%
Other	0.1	0.0%	-	0.0%	0.6	0.2%	0.2	0.0%	(1.8)	-0.2%
Adjusted EBITDA	$39.5	18.6%	$44.2	20.1%	$73.3	18.0%	$82.7	19.1%	$145.1	18.6%
GAAP net income margin	5.3%		6.2%		4.6%		5.3%		4.5%
EBITDA margin	17.8%		19.2%		17.3%		18.0%		18.0%
Adjusted EBITDA margin	18.6%		20.1%		18.0%		19.1%		18.6%
Net sales	$212.5		$219.9		$408.0		$431.9		$781.9

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

August 4, 2025 Page 15 of 17

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Net Income & Non-GAAP Adjusted Net Income Per Diluted Share RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 28, 2025	Per Diluted Share	June 29, 2024	Per Diluted Share	June 28, 2025	Per Diluted Share*	June 29, 2024	Per Diluted Share
GAAP net income	$11.4	$0.34	$13.6	$0.41	$18.6	$0.56	$22.7	$0.68
Amortization of intangible assets(D)	8.8	0.26	8.2	0.25	17.5	0.53	16.3	0.49
Acquisition and financing-related expenses(A)	0.3	0.01	0.1	-	0.3	0.01	0.6	0.02
Restructuring charges(B)	0.8	0.03	1.7	0.05	1.2	0.04	3.2	0.10
Officer transition costs	0.4	0.01	0.3	0.01	0.5	0.01	0.5	0.01
Acquisition integration costs (C)	-	-	-	-	-	-	0.3	0.01
Change in fair value of contingent consideration	-	-	-	-	-	-	-	-
Other	0.1	-	-	-	0.6	0.02	0.2	0.01
Tax effect of above	(2.3)	(0.07)	(2.4)	(0.07)	(4.4)	(0.13)	(4.7)	(0.14)
Non-GAAP Adjusted net income	$19.5	$0.59	$21.5	$0.64	$34.3	$1.03	$39.1	$1.17
GAAP net income per diluted share	$0.34		$0.41		$0.56		$0.68
Non-GAAP Adjusted net income per diluted share	$0.59		$0.64		$1.03		$1.17

(A) Acquisition and financing-related expenses include costs associated with our M&A and divestiture activities. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three and six months ended June 28, 2025, $0.3 million and $0.3 million, respectively for the activities related to the plan to sell CFP.

(B) In January 2025, the Company began the early phases of restructuring the Helios Center of Engineering Excellence (“HCEE”). Management ceased operations at the San Antonio office in June 2025 and reassigned resources to the operations at our other major facilities across the business, and eliminate certain positions. We continue to add capabilities and activities to our Tijuana, Mexico facility to support our Electronics segment. Initial efforts have focused on circuit board assembly and wire harness production. Additionally, there were restructuring activities to better optimize our European regional operations. These activities included transferring equipment and operations between facilities. For the three months ended June 28, 2025, the charges included $0.8 million of severance. For the six months ended June 28, 2025, the charges included non-recurring labor costs of $0.1 million, $0.9 million of severance, and manufacturing relocation and other costs of $0.1 million.

(C) Acquisition integration activities include costs associated with integrating our recently acquired businesses, which can occur up to 18 months after acquisition date. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three and six months ended June 28, 2025, there were no acquisition integration costs.

(D) Amortization of intangible assets presented here includes $0.3 million and $0.7 million for capitalized software development costs included within cost of sales in the income statement for the three and six ended June 28, 2025, respectively.

*General note: items may not sum or recalculate due to rounding

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

August 4, 2025 Page 16 of 17

HELIOS TECHNOLOGIES

Non-GAAP Net Sales Growth RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Q2 2025 Net Sales	$140.9	$71.6	$212.5	$267.3	$140.7	$408.0
Impact of foreign currency translation(E)	(1.5)	-	(1.5)	0.7	0.1	0.8
Organic sales in constant currency	$139.4	$71.6	$211.0	$268.0	$140.8	$408.8

Q2 2024 Net Sales	$145.7	$74.2	$219.9	$288.1	$143.8	$431.9

Net sales growth	-3%	-3%	-3%	-7%	-2%	-6%
Net sales growth in constant currency	-4%	-3%	-4%	-7%	-2%	-5%
Organic net sales growth in constant currency	-4%	-3%	-4%	-7%	-2%	-5%

(E) The impact from foreign currency translation is calculated by translating current period activity at average prior period exchange rates.

Helios Technologies Reports Second Quarter 2025 Financial Results; Positioned to Deliver Profitable Sales Growth as Demand Trends Continue to Improve

August 4, 2025 Page 17 of 17

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In millions)

(Unaudited)

As of
June 28, 2025
Current portion of long-term non-revolving debt, net	24.5
Revolving lines of credit	144.3
Long-term non-revolving debt, net	267.4
Total debt	436.2
Less: Cash and cash equivalents	53.0
Net debt	383.2

TTM adjusted EBITDA	145.1
Ratio of net debt to TTM adjusted EBITDA	2.6

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:

Adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted net income per diluted share and sales in constant currency are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking Non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share disclosed above in our 2025 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the Non-GAAP financial measures in future periods.